                                  Exhibit 5.2

                       [Letterhead of Marquis & Aurbach]



November 24, 1998


Deutsche Recretional Asset Funding Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141

     Re:  Deutsche Recreational Asset Funding Corporation
          Registration Statement on Form S-3 (No. 333-56303)
          --------------------------------------------------
Ladies and Gentlemen:

     We have acted as special counsel for Deutsche Recretional Asset Funding Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-56303, specifically Amendment No. 2 and the exhibits thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series of Asset Backed Notes (the "Notes") and/or Asset Backed Certificates (the "Certificates"). The Certificates and the Notes are hereinafter collectively referenced as the "Securities." The Registration Statement and its exhibits designated in Footnote 1 are collectively hereinafter referenced as the "Registration Statement."

     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Securities. To express our opinion hereinafter stated we examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Pooling and Servicing Agreement, Trust Agreement, Transfer and Servicing Agreement, Indenture, DFS/Ganis Transfer Agreement, Ganis/Depositor Transfer Agreement, Administration Agreement, Notes, and Certificates (collectively, the "Operative Documents"). Capitalized Terms used herein without definition have the meanings given to such terms in the Registration Statement. We have also examined (i) such statutes,
(ii) corporate records, including (but not limited to) Articles of Incorporation, Bylaws, and Amendments to Articles of Incorporation and Bylaws, and relevant corporate resolutions, and (iii) other instruments as we have deemed necessary for the purposes of this opinion.

---------------------
     /1/(i) Form S-3 Registration Statement, File No. 333-56303, including Amendment No. 2 thereto (the Registration Statement); (ii) Exhibits to Registration Statement, including (a) the Form of Underwriting Agreement for Owner Trusts (Exhibit 1.1), (b) Form of Underwriting Agreement for Grantor Trusts (Exhibit 1.2), (c) Form of Trust Agreement (including form of Certificates) (Exhibit 4.1), (d) Form of Pooling and Servicing Agreement (including form of Certificates) (Exhibit 4.2); (e) Form of Indenture (including form of Notes) (Exhibit 4.3), (f) Form of Transfer and Servicing Agreement (Exhibit 10.1), (g) Form of Administration Agreement (Exhibit 10.2), (h) Form of Ganis/Depositor Transfer Agreement (Exhibit 10.3), and (i) Form of DFS/Ganis Transfer Agreement (Exhibit 10.4).
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Deutsche Recreational Asset Funding Corporation
November 24, 1998
Page 2



     Based on and subject to the foregoing, we are of the opinion that:

          (i) the Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada;

          (ii) the Company has requisite power to execute and deliver the Registration Statement, and the Underwriting Agreement for Owner Trusts, (b) Underwriting Agreement for Grantor Trusts, (c) Trust Agreements, (d) Pooling and Servicing Agreement; (e) Transfer and Servicing Agreement, and (f) Receivables Transfer Agreement in substantially the same form as those attached as Exhibits to the Registration Statement;

          (iii) The Registration Statement, and the Underwriting Agreement for Owner Trusts, (b) Underwriting Agreement for Grantor Trusts, (c) Trust Agreements, (d) Pooling and Servicing Agreement; (e) Transfer and Servicing Agreement, and (f) Ganis/Depositor Transfer Agreement in substantially the same form as those attached as Exhibits to the Registration Statement are duly and validly authorized, executed, and delivered by the Company;

          (iv) The direction by the Company to Owner Trustee to authenticate and deliver the Offered Certificates and the Offered Notes has been duly authorized by the Company;

          (v) Neither the execution and delivery by Company of the Registration Statement, and (a) the Underwriting Agreement for Owner Trusts, (b) Underwriting Agreement for Grantor Trusts, (c) Trust Agreements, (d) Pooling and Servicing Agreement; (e) Transfer and Servicing Agreement, and (f) Ganis/Depositor Transfer Agreement in substantially the same form as those attached as Exhibits to the Registration Statement nor the consummation of the transactions contemplated by the Registration Statement, and the Underwriting Agreement for Owner Trusts, (b) Underwriting Agreement for Grantor Trusts, (c) Trust Agreements, (d) Pooling and Servicing Agreement, (e) Transfer and Servicing Agreement, and (f) Ganis/Depositor Transfer Agreement in substantially the same form as those attached as Exhibits to the Registration Statement, nor the issuance of the Securities by the Trust or the public offering thereof as contemplated in the Prospectus will result in any violation of any provisions of any applicable Nevada corporate law, the Articles of Incorporation or the Bylaws of the Company;

          (vi) The Company has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Trusts;

          (vii) The Company has duly authorized such transfer, assignment, and deposit to the Trust by all necessary corporate action;

          (viii) The Company has the corporate power, authority, and legal right to acquire and own the Receivables.
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Deutsche Recreational Asset Funding Corporation
November 24, 1998
Page 3


     Our opinions expressed herein are limited to the corporate laws of the State of Nevada, specifically excluding Nevada Blue Sky or Securities laws. Furthermore, the following are items specifically excluded from our opinion:

     a. We cannot opine as to the enforceability of any agreement against Deutsche Recreational Asset Funding Corporation (Deutsche). Each Agreement provides that it is enforceable under the laws of the State of New York.

     b. We cannot opine as to the validity of the issuance of the Offer Certificates.

     c. We cannot opine as to whether the consummation of any of the transactions or the issuances of the securities by the Trust or the public offering of the securities as contemplated in the Prospectus will result in any violation of any provision of any applicable law, administrative regulation, or administrative or court decree.

     d. Except as stated in the Opinion Letter, we are without information that would enable us to opine as to whether Deutsche has the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     e. We cannot opine as to whether any proceedings are pending or threatened against Deutsche.

     f. We cannot opine regarding Pennsylvania Motor Vehicle Sales Finance Act licensing.

     g. We cannot opine as to whether, as of the closing date, any receivable has been sold, transferred, assigned or pledged by Deutsche to any person other than the Trust.

     h. We are without information that would allow us to opine as to whether Deutsche has good and marketable title to each Receivable, free and clear of all liens and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all liens and rights of others.

     i. We cannot opine as to perfected interests under the Uniform Commercial Code and filings under the UCC.

     j. We cannot opine as to whether Deutsche is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualification.
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Deutsche Recreational Asset Funding Corporation
November 24, 1998
Page 4

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                                            Sincerely,

                                            /s/ Marquis & Aurbach

                                            MARQUIS & AURBACH